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                                                                EXHIBIT 99(b)(5)

                              GUARANTY AGREEMENT
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          This GUARANTY AGREEMENT (this "Guaranty") is made as of December 1,
2000, by N'TANDEM TRUST, a California business trust ("Guarantor"), in favor of ANCHOR NATIONAL LIFE INSURANCE COMPANY, an Arizona corporation ("Lender").

          1.   Loans and Notes. This Guaranty is executed in connection with
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thirteen (13) loans in the aggregate amount of $41,520,000.00 (the "Loans") made by Lender to N'Tandem Properties, L.P., a Delaware limited partnership ("Borrower"). The Loans are evidenced by the Notes and secured by, among other things, the Mortgages encumbering the Properties, and the other Loan Documents (as all of such terms are defined in that certain Loan and Partial Release Agreement of even date herewith executed by Lender and Borrower (the "Loan Agreement")). All capitalized terms used herein without definition shall have the meanings given to such terms in the Loan Agreement.

          2.   Purpose and Consideration. The execution and delivery of this
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Guaranty by Guarantor is a condition to Lender's willingness to make the Loans to Borrower, is made in order to induce Lender to make the Loans, and is made in recognition that Lender will be relying upon this Guaranty in making the Loans and performing any other obligations it may have under the Loan Documents. Guarantor has a significant ownership interest in Borrower, and, accordingly, acknowledges that Guarantor will receive material direct and indirect benefit from Lender making the Loans to Borrower.

          3.   Guaranty. Guarantor hereby guarantees absolutely, primarily, and
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irrevocably, payment and performance of all obligations of Borrower under the exceptions to the non-recourse provisions described in Section 18 of each of the Notes (collectively, the "Obligations").

          4.   Guaranty is Independent and Absolute. The obligations of
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Guarantor hereunder are independent of the obligations of Borrower and of any other person who may become liable with respect to the Obligations. Guarantor is jointly and severally liable with Borrower and with any other guarantor for the full and timely payment and performance of all of the Obligations. Guarantor expressly agrees that a separate action or actions may be brought and prosecuted against Guarantor (or any other guarantor), whether or not any action is brought against Borrower, any other guarantor or any other person for any Obligations guaranteed hereby and whether or not Borrower, any other guarantor or any other persons are joined in any action against Guarantor. Guarantor further agrees that Lender shall have no obligation to proceed against any security for the Obligations prior to enforcing this Guaranty against Guarantor, and that Lender may pursue or omit to pursue any and all rights and remedies Lender has against any person or with respect to any security in any order or simultaneously or in any other manner. All rights of Lender and all obligations of Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Notes or any other Loan Document, and (b) any other circumstances which might otherwise constitute a defense available to, or a discharge of Borrower in respect of, the Obligations.

          5.   Authorizations to Lender. Guarantor authorizes Lender, without
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notice or demand and without affecting Guarantor's liability hereunder, from time to time (a) to renew,
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extend, accelerate or otherwise change the time for payment of, change, amend, alter, cancel, compromise or otherwise modify the terms of the Notes, including increasing the rate or rates of interest thereunder agreed to by Borrower, and to grant any indulgences, forbearances, or extensions of time; (b) to renew, extend, change, amend, alter, cancel, compromise or otherwise modify any of the terms, covenants, conditions or provisions of any of the Loan Documents or any of the Obligations; (c) to apply any security and direct the order or manner of sale thereof as Lender, in Lender's discretion, may determine; (d) to proceed against Borrower, Guarantor or any other guarantor with respect to any or all of the Obligations without first foreclosing against any security therefor; (e) to exchange, release, surrender, impair or otherwise deal in any manner with, or waive, release or subordinate any security interest in, any security for the Obligations; (f) to release or substitute Borrower, any other guarantors, endorsers, or other parties who may be or become liable with respect to the Obligations, without any release being deemed made of Guarantor or any other such person; and (g) to accept a conveyance or transfer to Lender of all or any part of any security in partial satisfaction of the Obligations, or any of them, without releasing Borrower, Guarantor, or any other guarantor, endorser or other party who may be or become liable with respect to the Obligations, from any liability for the balance of the Obligations.

          6.   Application of Payments Received by Lender. Any sums of money
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Lender receives from or for the account of Borrower may be applied by Lender to reduce any of the Obligations or any other liability of Borrower to Lender, as Lender in Lender's discretion deems appropriate.

          7.   Waivers by Guarantor. In addition to all waivers expressed in any
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of the Loan Documents, all of which are incorporated herein by Guarantor,
Guarantor hereby waives (a) presentment, demand, protest and notice of protest, notice of dishonor and of non-payment, notice of acceptance of this Guaranty, and diligence in collection; (b) notice of the existence, creation, or incurring of any new or additional Obligations under or pursuant to any of the Loan Documents; (c) any right to require Lender to proceed against, give notice to, or make demand upon Borrower; (d) any right to require Lender to proceed against or exhaust any security or to proceed against or exhaust any security in any particular order; (e) any right to require Lender to pursue any remedy of Lender; (f) any right to direct the application of any security held by Lender;
(g) any right of subrogation, any right to enforce any remedy which Lender may have against Borrower, any right to participate in any security now or hereafter held by Lender and any right to reimbursement from the Borrower for amounts paid to Lender by Guarantor until all of the Secured Obligations (as defined in the Mortgages) have been satisfied; (h) benefits, if any, of Guarantor under any anti-deficiency statutes or single-action legislation; (i) any defense arising out of any disability or other defense of Borrower, including bankruptcy, dissolution, liquidation, cessation, impairment, modification, or limitation, from any cause, of any liability of Borrower, or of any remedy for the enforcement of such liability; (j) any statute of limitations affecting the liability of Guarantor hereunder; (k) any right to plead or assert any election of remedies by Lender; and (l) any other defenses available to a surety under applicable law.

          8.   Subordination by Guarantor. Guarantor hereby agrees that any
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indebtedness of Borrower to Guarantor, whether now existing or hereafter created, shall be and is hereby subordinated to the indebtedness of Borrower to Lender under the Loan Documents. At any time during which a Default or Event of Default shall exist, Guarantor shall not accept or

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seek to receive any amounts from Borrower on account of any indebtedness of
Borrower to Guarantor.

          9.   Bankruptcy Reimbursements. Guarantor hereby agrees that if all or
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any part of the Obligations paid to Lender by Borrower or any other party liable for payment and satisfaction of the Obligations (other than Guarantor) are recovered from Lender in any bankruptcy proceeding, Guarantor shall reimburse Lender immediately on demand for all amounts of such Obligations so recovered from Lender, together with interest thereon at the default rate set forth in the Notes from the date such amounts are so recovered until repaid in full to Lender, and, for this purpose, this Guaranty shall survive repayment of the Loans.

          10.  Jurisdiction and Venue. Guarantor hereby submits itself to the
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jurisdiction and venue of any federal or state court located in the State of
Colorado or in any county of any state in which any real property encumbered by any Mortgage is located (collectively, the "Agreed Venues"), in connection with any action or proceeding brought for enforcement of Guarantor's obligations hereunder, and hereby waives any and all personal or other rights under the law of any other country or state to object to jurisdiction or venue within the Agreed Venues for purposes of litigation to enforce such obligations. Guarantor agrees that service of process upon Guarantor shall be complete upon delivery thereof in any manner permitted by law to Guarantor's agent for service of process as designated in Section 11, below.

          11.  Service of Process. Guarantor hereby appoints CT Corporation as
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its lawfully designated agent for service of process and hereby consents to such service for purposes of submitting to the jurisdiction and venue of any Agreed Venue, as provided in Section 10, above. Guarantor hereby agrees that it shall not change its designated agent without giving prior written notice thereof to Lender and having received Lender's prior express written consent to such redesignation.

          12.  Financial Statements. In addition to those obligations set forth
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in any of the Loan Documents, for so long as any of the Obligations remain unsatisfied, within 90 days after the end of each calendar year, Guarantor shall furnish to Lender such financial statements of Guarantor for such calendar year as Lender may request, in such detail as Lender may request, certified by Guarantor as being true and correct in all respects. In addition, Guarantor shall provide to Lender a copy Guarantor's 10Q and 10K reports within thirty
(30) days of filing such reports with the Securities and Exchange Commission.

          13.  Assignability. This Guaranty shall be binding upon Guarantor and
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Guarantor's successors and assigns and shall inure to the benefit of Lender and
Lender's successors and assigns. This Guaranty shall follow the Notes and other Loan Documents which are for the benefit of Lender, and, in the event the Notes and other Loan Documents are negotiated, sold, transferred, assigned, or conveyed by Lender in whole or in part, this Guaranty shall be deemed to have been sold, transferred, assigned, or conveyed by Lender to the holder or holders of the Notes and other Loan Documents, with respect to the Obligations contained therein, and such holder or holders may enforce this Guaranty as if such holder or holders had been originally named as Lender hereunder.

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          14.  Payment of Costs of Enforcement. In the event any action or
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proceeding is brought to enforce this Guaranty, Guarantor shall pay all costs and expenses of Lender in connection with such action or proceeding, including, without limitation, all attorneys' fees incurred by Lender.

          15.  Notices. Any notice required or permitted to be given by
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Guarantor or Lender under this Guaranty shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first business day after receipted delivery to a courier service which guarantees next-business day delivery, or
(c) on the third business day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:

               If to Guarantor:

               N'Tandem Trust
               6160 South Syracuse Way
               Greenwood Village, Colorado 80111
               Attn: Mr. Steve Waite

               With a copy to:

               Timmis & Inman L.L.P.
               300 Talon Centre
               Detroit, Michigan  48207
               Attention: Bradley J. Knickerbocker, Esq.

               If to Lender:

               Anchor National Life Insurance Company
               1 SunAmerica Center
               Century City
               Los Angeles, California 90067-6022
               Attn: Director-Mortgage Lending and Real Estate

Either party may change such party's address for notices or copies of notices by giving notice to the other party in accordance with this Section 15.

          16.  Reinstatement of Obligations. If at any time all or any part of
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any payment made by Guarantor or received by Lender from Guarantor under or with respect to this Guaranty is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of any Guarantor), then the obligations of Guarantor hereunder shall, to the extent of the payment rescinded or returned, and to the extent permitted by law, be deemed to have continued in existence, notwithstanding such previous payment made by Guarantor, or receipt of payment by Lender, and the obligations of Guarantor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Guarantor had never been made.

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          17.  Severability of Provisions. If any provision hereof or of any
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other Loan Document shall, for any reason and to any extent, be invalid or unenforceable, then the remainder of the document in which such provision is set forth, the application of the provision to other persons, entities or circumstances, and any other document referred to herein shall not be affected thereby but instead shall be enforceable to the maximum extent permitted by law.

          18.  Joint and Several Obligation. If Guarantor is more than one
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person or entity, then (a) all persons or entities comprising Guarantor are jointly and severally liable for all of the Obligations; (b) all representations, warranties, and covenants made by Guarantor shall be deemed representations, warranties, and covenants of each of the persons or entities comprising Guarantor; (c) any breach, default or Event of Default by any of the persons or entities comprising Guarantor hereunder shall be deemed to be a breach, default, or Event of Default of Guarantor; and (d) any reference herein contained to the knowledge or awareness of Guarantor shall mean the knowledge or awareness of any of the persons or entities comprising Guarantor.

          19.  Waiver. Neither the failure of Lender to exercise any right or
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power given hereunder or to insist upon strict compliance by Borrower,
Guarantor, any other guarantor, or any other person with any of its obligations set forth herein or in any of the Loan Documents, nor any practice of Borrower or Guarantor at variance with the terms hereof or of any Loan Documents, shall constitute a waiver of Lender's right to demand strict compliance with the terms and provisions of this Guaranty.

          20.  Certain Waivers.  GUARANTOR, BY SIGNING THIS GUARANTY, AND
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LENDER, BY ACCEPTING IT, EACH KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND
INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS GUARANTY, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER AND GUARANTOR ENTERING INTO THE SUBJECT LOAN TRANSACTION.

          21.  Governing Law. REGARDLESS OF THE PLACE OF ITS EXECUTION, IN ALL
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RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS
GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY.

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          IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.


                                   GUARANTOR:

                                   N'TANDEM TRUST, a California business trust

                                   By: /s/ Steve Waite
                                      __________________________________________
                                      Steve Waite, Authorized Agent